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As filed with the Securities and Exchange Commission on August 27, 2001

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

UTILICORP UNITED INC.
(Exact name of registrant as specified in its charter)

DELAWARE	44-0541877
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

20 West Ninth Street, Kansas City, Missouri, 64105-1711, (816) 421-6600
(Address and telephone number of registrant's principal executive offices)

LESLIE J. PARRETTE, JR., ESQ.
SENIOR VICE PRESIDENT AND GENERAL COUNSEL
UTILICORP UNITED INC.
20 WEST NINTH STREET
KANSAS CITY, MISSOURI 64105
(816) 421-6600
(Name, address, including zip code, and telephone number, including area code, of agent for service)

WITH COPIES TO:

JEFFREY T. HAUGHEY, ESQ.	ROBERT W. MULLEN, JR., ESQ.
BLACKWELL SANDERS PEPER MARTIN LLP	MILBANK, TWEED, HADLEY & MCCLOY LLP
2300 MAIN STREET, SUITE 1100	1 CHASE MANHATTAN PLAZA
KANSAS CITY, MISSOURI 64108	NEW YORK, NEW YORK 10005
(816) 983-8000	(212) 530-5000

Approximate date of commencement of proposed sale to the public: From time to time after the registration statement becomes effective.

   If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

   If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest investment plans, check the following box. /x/

   If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of earlier effective registration statement for the same offering. / /

   If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

   If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per unit	Proposed maximum aggregate offering price(2)	Amount of registration fee(3)

Senior Notes	$500,000,000	100%(1)	$500,000,000	$125,000
Common Stock par value $1.00 per share(4)	15 million shares	31.00(5)	$465,000,000	$116,250
Total			$965,000,000	$241,250

(1)
Omitted pursuant to General Instruction II.D. of Form S-3.
(2)
Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 under the Securities Act of 1933, as amended.
(3)
The Registrant previously paid a filing fee of $15,000 in connection with the registration of $60,000,000 of securities under Registration Statement No. 333-56476 on March 2, 2001, of which $55,760,000 remained unsold. The Registrant subsequently removed from registration $55,760,000 of securities registered under Registration Statement No. 333-56476, which remained unsold by the Registrant. As a result, the Registrant has a balance of $13,940 with the Securities and Exchange Commission representing the registration fee for the securities deregistered under such Registration Statement. Such balance is being applied toward the payment of a portion of the registration fee in respect of the securities registered hereunder pursuant to Rule 457(p) of the Securities Act of 1933, as amended. As a result, a payment of $227,310 accompanies this filing.
(4)
Includes a Preference Stock Purchase Right attached to each share of Common Stock that, prior to the occurrence of certain events, will not be evidenced separately from the Common Stock.
(5)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c), based on the average of the high and low prices of the Registrant's Common Stock as listed on the New York Stock Exchange on August 20, 2001.

   The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

Subject to completion, dated August 27, 2001

PROSPECTUS

$500,000,000
15,000,000 Shares

SENIOR NOTES
COMMON STOCK

    We will provide specific terms of these securities in supplements to this prospectus. You should read this prospectus and any supplement carefully before you invest.

    Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This Prospectus is dated            , 2001

TABLE OF CONTENTS

About This Prospectus	2
Where You Can Find More Information	3
The Company	3
Use of Proceeds	3
Ratio of Earnings to Fixed Charges	4
Description of Common Stock	4
Description of Senior Notes	8
Plan of Distribution	12
Experts	13

ABOUT THIS PROSPECTUS

    This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission utilizing a "shelf" registration process. Under this shelf process, we may, from time to time, sell in one or more offerings senior notes up to a total dollar amount of $500,000,000 and up to 15,000,000 shares of common stock. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading "Where You Can Find More Information." Unless otherwise indicated or unless the context requires otherwise, all references in this prospectus to "UtiliCorp," "we," "our," "us," or similar references mean UtiliCorp United Inc. and all of our subsidiaries.

WHERE YOU CAN FIND MORE INFORMATION

    We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any materials that we file at the Commission's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information regarding the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. We file information electronically with the Commission. The Commission maintains an Internet site that contains the reports, proxy and information statements and other information regarding issuers that file electronically. The address of the Commission's Internet site is http://www.sec.gov.

    The Commission allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to other documents. This information incorporated by reference is considered part of this prospectus, and information that we file later with the Commission will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we make with the Commission under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934:

  a.
  Annual Report on Form 10-K for the fiscal year ended December 31, 2000.

  b.
  Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31 and June 30, 2001.

  c.
  Current Reports on Form 8-K dated February 2 and February 23, 2001.

  d.
  The description of common stock contained in our Registration Statement on Form 8-B dated May 5, 1987 and the description of the preference stock purchase rights set forth in our Registration Statement on Form 8-A dated March 4, 1997.

You may request a copy of these filings, at no cost, by telephoning or writing to us at the following address:

Investor Relations
UtiliCorp United Inc.
20 West Ninth Street
Kansas City, Missouri 64105
816-421-6600

    Additionally, you can get further information about us on our website, http://www.utilicorp.com. We do not, however, intend for the information on our website to constitute part of this prospectus.

    This prospectus is part of a registration statement we filed with the Commission. You should rely only on the information contained in this prospectus and in any prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it.

THE COMPANY

    We are a multinational energy and energy services company headquartered in Kansas City, Missouri. Our executive offices are located at 20 West Ninth Street, Kansas City, Missouri 64105 and our telephone number is 816-421-6600.

USE OF PROCEEDS

    Unless otherwise set forth in a prospectus supplement, the net proceeds from the sale of the offered securities will be used for general corporate purposes including repayment of debt, construction and acquisitions.

RATIO OF EARNINGS TO FIXED CHARGES

    Our ratio of earnings to fixed charges for each of the periods indicated is as follows:

	Twelve Months Ended June 30,	Years Ended December 31,
	2001	2000	1999	1998	1997	1996
Ratio of Earnings to Fixed Charges	3.20	2.05	2.03	2.01	2.29	1.79

    The ratio of earnings to fixed charges represents the number of times fixed charges are covered by earnings. For the purpose of these ratios, earnings consist of income before provisions for income taxes and fixed charges less undistributed earnings in equity investments. For this purpose, fixed charges comprise (1) interest on all indebtedness and amortization of debt discount and expense, (2) interest capitalized and (3) an interest factor attributable to rentals.

DESCRIPTION OF COMMON STOCK

General

    The following description of our common stock is a summary and is not complete. You should refer to our governing corporate documents and our Michigan Gas Utilities Indenture, dated as of July 1, 1951, which secures the first mortgage bonds issued by Michigan Gas Utilities Company and assumed by us in connection with our acquisition of Michigan Gas Utilities Company in 1989.

    We are authorized to issue up to 430,000,000 shares of capital stock consisting of:

•
400,000,000 shares of common stock, par value $1 per share;

•
10,000,000 shares of preference stock, without par value; and

•
20,000,000 shares of Class A common stock, par value $1 per share.

Dividend Rights and Limitations

    Subject to the limitation referred to below, our board of directors may declare dividends on our capital stock out of funds legally available for that purpose.

    Cash dividends on our capital stock are restricted by provisions of the Michigan Gas Utilities Indenture. Under the most restrictive of these provisions, we may not declare or pay any dividend, other than a dividend payable in shares of our capital stock, if, after giving effect to the dividend, the sum of:

  •
  the aggregate amount of all dividends declared and all other distributions made, other than dividends declared or distributions made in shares of our capital stock, subsequent to December 31, 1984; plus

  •
  the excess, if any, of the amount applied to or set apart for the acquisition of any shares of our capital stock subsequent to December 31, 1984, over amounts received by us as the net cash proceeds of sales of shares of our capital stock subsequent to that date, would exceed the sum of our net income since January 1, 1985, plus $50 million.

    In addition, we may not declare dividends unless we maintain a tangible net worth of at least $250 million and the total principal amount of our outstanding indebtedness does not exceed 70% of our capitalization. None of our retained earnings was restricted as to payment of cash dividends on our capital stock as of June 30, 2001.

Voting Rights

    Holders of our common stock are entitled to one vote for each share held of record. Our board of directors is divided into three classes, and each year one class is elected to serve a three-year term. Holders of common stock do not have cumulative voting in the election of directors. Accordingly, the holders of more than 50% of the outstanding shares of our common stock voting for the election of directors can elect all the directors, and the remaining holders will not be able to elect any directors.

Liquidation Rights

    Our outstanding common stock is, and the common stock that may be offered from time to time, when issued and paid for will be, fully paid and non-assessable. Holders of common stock do not have any preemptive rights. On liquidation, the holders of the common stock will be entitled to all amounts remaining for distribution after payment of the liquidation preferences of the outstanding shares, if any, of the Class A common stock and the preference stock.

Class A Common Stock and Preference Stock

    Without action by our stockholders, our board of directors may issue one or more series of Class A common stock or preference stock that may have terms more favorable than the common stock, including preferential dividend, liquidation, redemption and voting rights.

    We may use the Class A common stock or the preference stock as an anti-takeover device because these securities may be issued with "super voting" rights and placed in the control of parties aligned with current management. However, the NYSE has in effect a rule that restricts our ability to issue Class A common stock and preference stock with super voting rights. There are presently no shares of Class A common stock or preference stock issued or outstanding.

Stockholder Rights Plan

    We have adopted a stockholder rights plan under which our stockholders have been granted one preference stock purchase right for each share of common stock held. The following description of the purchase rights is not complete. You should refer to the Rights Agreement we entered into with First Chicago Trust Company of New York on December 31, 1996, a copy of which we filed with the Commission as an exhibit to our Form 8-A Registration Statement filed on March 4, 1997.

    Each purchase right, when it becomes exercisable as described below, entitles the holder to purchase one-thousandth of a share of our Series A Participating Cumulative Preference Stock, no par value, at a purchase price of $76.67, subject to certain adjustments and other specified conditions.

    The purchase rights become exercisable upon the occurrence of a "distribution date," which is defined in the rights agreement as the earlier of:

  •
  the tenth business day, or such later date as our board of directors may fix, after the date on which any company commences a tender or exchange offer which, if consummated, would result in the company acquiring ownership of more than 15% of our outstanding common stock; or

  •
  the "flip-in date," which means the tenth business day after we first publicly announce that a company has acquired ownership of more than 15% of our outstanding common stock, or such other date as our board of directors may adopt prior to the flip-in date that would otherwise have occurred.

    The rights agreement does not apply to certain acquisitions, including acquisitions by a company that inadvertently acquires ownership of more than 15% of our outstanding common stock, provided the company promptly divests sufficient shares of common stock to reduce its percentage ownership below 15%.

    If a flip-in date occurs, each purchase right, other than purchase rights the acquiring company or any of its affiliates beneficially own, will constitute the right to purchase from us that number of shares of our common stock having a market value equal to twice the exercise price of the purchase right. On the occurrence of a flip-in date, the purchase rights beneficially owned by the acquiring company or any of its affiliates will be void.

    In addition, our board of directors may, at its option, at any time after a flip-in date and prior to the time the acquiring company becomes the owner of more than 50% of the outstanding shares of our common stock, elect to exchange all of the outstanding purchase rights, other than those purchase rights beneficially owned by the acquiring company or its affiliates, for shares of our common stock at an exchange ratio of one share of our common stock per purchase right. Immediately upon the taking of that action by our board of directors, the right to exercise the purchase rights will terminate and each purchase right will then represent only the right to receive the appropriate number of shares of common stock.

    Whenever we become obligated to issue shares of common stock upon the exercise of or in exchange for purchase rights, we may substitute shares of preference stock, at a ratio of one one-thousandth of a share of preference stock for each share of common stock.

    If we are acquired in a merger or other similar business combination entered into while:

  •
  the acquiring company or any of its affiliates is in control of our board of directors or 50% or more of our assets; or

  •
  assets representing 50% or more of our operating income or cash flow are transferred to an acquiring company or any of its affiliates,

then we are required to take all necessary action to ensure that the purchase rights will "flip-over" and entitle each holder of a purchase right to purchase capital stock of the acquiring company having a market value equal to twice the purchase price of the preference stock otherwise purchasable pursuant to the purchase right.

    At any time prior to the earlier of a flip-in date and the tenth anniversary of the rights agreement, our board of directors may redeem the purchase rights in whole, but not in part, at a price of $0.01 per purchase right. Under certain circumstances the rights agreement may be amended by our board of directors without approval from our stockholders.

    The purchase rights have an anti-takeover effect. Specifically, the purchase rights may cause substantial dilution to a person or group that attempts to acquire a substantial number of shares of our common stock without the approval of our board of directors. The purchase rights will not interfere with any merger or other business combination with a third party approved by our board of directors, because the board of directors may, at any time prior to a flip-in date, redeem the purchase rights as described above or amend the rights agreement to render it inapplicable to a specific transaction.

Additional Anti-Takeover Defenses

    A number of provisions in our governing corporate documents may have the effect of discouraging other companies from acquiring large blocks of our common stock or delaying or preventing a change of control of UtiliCorp. For instance, because our certificate of incorporation authorizes our board of directors to issue additional capital stock without stockholder approval, the board of directors could issue additional shares of stock to discourage a change of control of UtiliCorp. Furthermore, the absence of cumulative voting rights could discourage accumulations of large blocks of our common stock by purchasers seeking representation on our board of directors.

    Other provisions in our certificate of incorporation are designed to discourage attempts to obtain control of UtiliCorp in a transaction not approved by our board of directors. Such provisions include:

  •
  an 80% stockholder vote requirement to remove the entire board of directors;

  •
  a prohibition against the removal of individual directors without cause;

  •
  a requirement that the board of directors be divided into three classes, with one class elected each year for a three-year term;

  •
  an 80% stockholder vote requirement to amend provisions of the certificate of incorporation relating to our board of directors;

  •
  an 80% stockholder vote requirement to approve certain business transactions, unless certain minimum price conditions are met;

  •
  an 80% stockholder vote requirement to amend the above-listed provisions;

  •
  a requirement that stockholder action may be taken only at an annual or special meeting; and

  •
  a requirement that special meetings may be called by not less than a majority of the stockholders.

    Our bylaws also contain provisions that may have an anti-takeover effect, including:

  •
  advance notice requirements for stockholder nominations to our board of directors; and

  •
  a requirement that nominating stockholders provide information comparable to that which we would be required to provide under federal securities laws.

These bylaw provisions could enable us to delay undesirable stockholder actions in order to give us more time and information to adequately respond.

    As previously described, our stockholder rights plan also has an anti-takeover effect. Severance agreements we have entered into with certain of our management employees may have anti-takeover effects as well. Such severance agreements provide that we must pay certain benefits if the employees are terminated without good cause or resign for good reason, as defined in the agreements, within three years after a change of control of UtiliCorp.

Transfer Agent and Registrar

    The co-transfer agents for our common stock are:

  •
  Equiserve Trust Company, N.A., Jersey City, New Jersey;

  •
  UMB Bank, N.A., Kansas City, Missouri; and

  •
  The R-M Trust Company, Toronto, Ontario, Canada.

    The registrar for the common stock is Equiserve Trust Company, N.A. of Jersey City, New Jersey. Our common stock is listed on the New York, Pacific and Toronto Stock Exchanges, and unless the prospectus supplement accompanying this prospectus states otherwise, the common stock offered under this prospectus will be listed on those exchanges.

DESCRIPTION OF SENIOR NOTES

    We may issue senior notes from time to time in one or more series, under an Indenture dated as of August 24, 2001, as supplemented, between us and BankOne Trust Company, N.A., as the trustee. The indenture has been filed as an exhibit to the registration statement of which this prospectus is a part. The following description of certain provisions of the indenture is a summary and is not complete. You should refer to all of the provisions of the indenture, including the definitions of certain terms contained in the indenture. A copy of the indenture may be obtained from us upon request.

General

    The indenture does not limit the aggregate principal amount of the senior notes or the aggregate principal amount of any particular series of senior notes that we may issue under the indenture. The indenture states that we may issue senior notes from time to time in one or more series. The senior notes will be unsecured obligations and will rank equally with all of our other unsecured and unsubordinated indebtedness.

    The specific terms of each series of senior notes will be set forth in the prospectus supplement relating to that series, including the following terms, if possible:

  •
  the title of the senior notes;

  •
  the aggregate principal amount of the series of senior notes and any limit on the aggregate principal amount of that series;

  •
  the price (expressed as a percentage of the aggregate principal amount) at which we will issue the series of senior notes;

  •
  the maturity date or dates for the series of senior notes;

  •
  the interest rate or rates (which may be fixed or variable) per annum for the series of senior notes, if any, or any method by which the interest rate or rates, will be determined;

  •
  the date or dates:

  •
  from which the interest, if any, will accrue;

  •
  on which the interest, if any, will be payable;

  •
  on which payment of the interest, if any, will commence; and

  •
  of record for any interest payments;

  •
  the person, if different than the registered holder as of the record date, to whom any interest will be payable;

  •
  the dates, if any, on which and the price at which the series of senior notes may be redeemed or purchased under any mandatory sinking fund provisions, and the other detailed terms and provisions of the sinking funds;

  •
  the date, if any, after which and the price at which we or any holder of the senior notes may redeem the senior notes and other detailed terms and provisions of the optional redemptions;

  •
  any additional restrictive covenants included in the supplemental indentures solely for the benefit of the series of senior notes;

  •
  any additional events of default (as defined below) solely with respect to the series of senior notes;

  •
  the currency or currencies in which we will pay the principal of (and premium, if any) or interest, if any, on the series of senior notes;

  •
  the index, if any, used to determine the amount of principal of (and premium, if any) and interest, if any on the series of senior notes;

  •
  whether we will use a global security with respect to the series of senior notes, the name of the depository for the global security and the terms, if any, upon which interests in the global security may be exchanged for definitive senior notes; and

  •
  any additional terms of the series of the senior notes.

    Unless the applicable prospectus supplement states otherwise, we will pay the principal, and the premium and interest, if any, on the series of senior notes at the office or agency we maintain in New York, New York for that purpose. In addition, the transfer or exchange of the senior notes will be registerable at that same office. We may, however, pay interest by check mailed to the address as it appears on the security register of any person entitled to payment of interest. (Sections 301, 305 and 1002).

    Unless the applicable prospectus supplement states otherwise, we will only issue the senior notes in registered form without coupons and in denominations of $1,000 and integral multiples of $1,000. (Section 302). No service charge will be made for any registration of transfer or exchange of the senior notes, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with the transfer or exchange. (Section 305).

    We may issue senior notes as original issue discount securities (as defined below) meaning that they will be sold at a discount below their principal amount. We will describe special federal income tax, accounting and other considerations applicable to original issue discount securities in the prospectus supplement. "Original issue discount security" is any security that provides for the acceleration of the maturity of an amount less than the principal amount of the security upon the occurrence and continuance of an event of default. (Section 101).

Events of Default

    With respect to any series of senior notes, the indenture defines an event of default as:

  •
  a default in the payment of principal, (or premium, if any), on any debt security at its maturity;

  •
  a default in the payment of any interest on any debt security for 30 days;

  •
  a default in the payment of any sinking fund installment;

  •
  our failure to perform any other of the covenants or warranties in the indenture for 60 days after we receive notice of our failure (other than a covenant or warranty included in the indenture solely for the benefit of a series of senior notes other than that particular series);

  •
  a default by us under any indebtedness for money we have borrowed resulting in indebtedness in an aggregate principal amount exceeding $10,000,000 becoming due prior to maturity, if the acceleration of that indebtedness is not rescinded within 10 days after notice of such default;

  •
  certain events of bankruptcy, insolvency or reorganization of UtiliCorp; and

  •
  any other event of default provided with respect to senior notes of that series. (Section 501).

    If any event of default with respect to any series of senior notes at the time outstanding occurs and is continuing, either the trustee or the holders of at least 25% in principal amount of the outstanding senior notes of that series may, by notice, declare the principal amount (or, if the senior notes are original issue discount securities, such portion of the principal amount as may be specified in the terms of that series) of all senior notes of that series to be due and payable immediately. Upon certain conditions the holders of a majority in principal amount of the outstanding senior notes of that series on behalf of the holders of all senior notes of that series may annul that declaration and waive past defaults. A declaration may not, however, be annulled if the default is a default in payment of principal of, or premium or interest, if any, on the senior notes and other specified defaults unless that default has been cured. (Section 502 and 513).

    The prospectus supplement relating to each series of outstanding senior notes which are original issue discount securities will contain the particular provisions relating to acceleration of the maturity of a portion of the principal amount of those original issue discount securities if an event of default occurs and continues.

    The indenture states that the trustee will give notice to the holders of any series of senior notes of a known default if that default is uncured or not waived. The trustee may decide to withhold a notice of default if it determines in good faith that withholding of the notice is in the interest of the holders of the senior notes unless the default is in the payment of principal (or premium, if any) or interest, if any, on any debt security of that series, or in the payment of any sinking fund installment. The trustee may not give notice of default until 30 days after the occurrence of a default in the performance of a covenant in the indenture other than for the payment of the principal of (or premium, if any) or interest, if any, or the deposit of any sinking fund installment. The term default with respect to any series of outstanding senior notes for the purpose only of this provision means the happening of any of the events of default specified in the indenture and relating to such series of outstanding senior notes, excluding any grace periods and irrespective of any notice requirements. (Section 602).

    The indenture contains a provision entitling the trustee, subject to the duty of the trustee during default to act with the required standard of care, to be indemnified by the holders of any series of outstanding senior notes before proceeding to exercise any right or power under the indenture at the request of the holders of that series of senior notes. (Section 603). The indenture states that the holders of a majority in principal amount of outstanding senior notes of any series may direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or other power conferred on the trustee. The trustee, however, may decline to act if that direction is contrary to law or the indenture. (Section 512).

    The indenture requires us to annually file with the trustee a certificate stating that no default exists or identifying any existing default.

Defeasance

    At our option, we:

  •
  will be discharged from all obligations with respect to the senior notes (except for certain obligations including registering the transfer or exchange of the senior notes, replacing stolen, lost or mutilated senior notes, maintaining paying agencies and holding monies for payment in trust); or

  •
  need not comply with certain restrictive covenants of the indenture,

if we deposit with the trustee (and in the case of a discharge, 91 days after such deposit) money, or U.S. government obligations, or a combination of both, sufficient to pay all the principal of and interest on the senior notes on the date those payments are due in accordance with the terms of the senior notes to and including a redemption date which we irrevocably designate for redemption of the senior notes. To exercise this option, we must meet certain conditions, including delivering to the trustee an opinion of counsel stating that the deposit and related defeasance will not cause the holders of the senior notes to recognize income, gain or loss for federal income tax purposes. (Sections 403 and 1008).

Modification of the Indenture

    With respect to any series of senior notes we and the trustee may add provisions to or change or eliminate any of the provisions of the indenture relating to that series if holders of at least a majority in principal amount of that series of senior notes, voting as a class, consent. We and the trustee cannot, however, modify the indenture to:

  •
  change the stated maturity of any senior note;

  •
  reduce the principal amount of, or the rate of interest or any premium on, any senior note;

  •
  change the place or currency of payment on any senior note;

  •
  impair the right to institute suit for the enforcement of any payment on or after the stated maturity of any security;

  •
  reduce the percentage of outstanding senior notes necessary to modify or amend the indenture; or

  •
  reduce the percentage of aggregate principal amount of outstanding senior notes necessary to waive compliance with certain provisions of the indenture or to waive certain covenants and defaults. (Section 902).

Consolidations, Merger and Sale of Assets

    Without the consent of the holders of any of the outstanding senior notes under the indenture, we may:

  •
  consolidate with or merge into any other corporation;

  •
  transfer or lease substantially all of our assets to any person;

  •
  acquire or lease substantially all of the assets of any person; or

  •
  permit any corporation to merge into us, if:

  •
  the successor is a corporation organized under the laws of any domestic jurisdiction;

  •
  the successor corporation, if other than us, assumes our obligations on the senior notes and under the indenture; and

  •
  after giving the effect to the transaction, no event of default, and no event which, after notice or lapse of time, would become an event of default, will occur. (Section 801).

    Certain of the covenants described above will not necessarily afford the holders protection in the event we are involved in a highly leveraged transaction, such as a leveraged buyout. However, we must obtain regulatory approval to issue long-term debt.

Outstanding Senior Notes

    In determining whether the holders of the requisite principal amount of outstanding senior notes have given any request, demand, authorization, direction, notice, consent or waiver under the indenture, the following are taken into account:

  •
  the portion of the principal amount of an original issue discount security deemed to be outstanding is that portion of the principal amount that could be declared to be due and payable upon the occurrence and continuation of an event of default under the terms of the original issue discount security as of the date of the determination, and

  •
  senior notes we or any of our affiliates own are not considered to be outstanding. (Section 101).

Regarding the Trustee

    We have a bank line of credit and maintain depository and other banking relationships with Bank One, N.A., an affiliate of the trustee.

PLAN OF DISTRIBUTION

    We may sell the securities in any of four ways:

  •
  through underwriters or dealers;

  •
  directly to a limited number of institutional purchasers or to a single purchaser;

  •
  through agents; or

  •
  through direct sales or auctions performed by utilizing the Internet or a bidding or ordering system.

    Any underwriter, dealer or agent, may be deemed to be an underwriter within the meaning of the Securities Act of 1933. The terms of the offering of the securities with respect to which this prospectus is being delivered will be set forth in the applicable prospectus supplement and will include:

  •
  the name or names of any underwriters, dealers or agents;

  •
  the purchase price of the securities and the proceeds to us from such sale;

  •
  any underwriting discounts and other items constituting underwriters' compensation;

  •
  the public offering price; and

  •
  any discounts or concessions which may be allowed or reallowed or paid to dealers and any securities exchanges on which the securities may be listed.

    If underwriters are used in the sale of securities, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by one or more underwriters acting alone. Unless otherwise set forth in the applicable prospectus supplement, the obligations of the underwriters to purchase the securities described in the applicable prospectus supplement will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all of the securities if any are so purchased by them. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

    The securities may be sold from time to time directly by us through agents designated by us. Any agents involved in the offer or sale of the securities in respect of which this prospectus is being delivered, and any commissions payable by us to such agents, will be set forth in the applicable prospectus supplement. Unless otherwise indicated in the applicable prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment.

    If dealers are utilized in the sale of any securities, we will sell the securities to the dealers as principals. Any dealer may resell the securities to the public at varying prices to be determined by the dealer at the time of resale. The name of any dealer and the terms of the transaction will be set forth in the prospectus supplement with respect to the securities being offered.

    Securities may also be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more firms, which we refer to herein as the "remarketing firms," acting as principals for their own accounts or as our agents. Any remarketing firm will be identified and the terms of its agreement, if any, with us and its compensation will be described in the applicable prospectus supplement. Remarketing firms may be deemed to be underwriters, as that term is defined in the Securities Act in connection with the securities remarketed thereby.

    If so indicated in the applicable prospectus supplement, we will authorize agents, underwriters or dealers to solicit offers by certain specified institutions to purchase the securities to which this prospectus and the applicable prospectus supplement relates from us at the public offering price set forth in the applicable prospectus supplement, plus, if applicable, accrued interest, pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. These contracts will be subject only to those conditions set forth in the applicable prospectus supplement, and the applicable prospectus supplement will set forth the commission payable for solicitation of the contracts.

    Underwriters will not be obligated to make a market in any securities. No assurance can be given regarding the activity of trading in, or liquidity of, any securities.

    Agents, dealers, underwriters and remarketing firms may be entitled, under agreements entered into with us, to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution to payments they may be required to make in respect thereof. Agents, dealers, underwriters and remarketing firms may be customers of, engage in transactions with, or perform services for, us in the ordinary course of business.

    Each series of securities will be a new issue and, other than the common stock, which is currently listed on the New York, Pacific and Toronto Stock Exchanges, will have no established trading market. We may elect to list any series of securities on an exchange, and in the case of the common stock, on any additional exchange, but, unless otherwise specified in the applicable prospectus supplement, we shall not be obligated to do so. No assurance can be given as to the liquidity of the trading market for any of the securities.

    We may also offer senior notes directly to the public, with or without the involvement of agents, underwriters or dealers and may utilize the Internet or another electronic bidding or ordering system for the pricing and allocation of such senior notes. Such a system may allow bidders to directly participate, through electronic access to an auction site, by submitting conditional offers to buy that are subject to acceptance by us, and which may directly affect the price or other terms at which such securities are sold.

    The final offering price at which senior notes would be sold and the allocation of senior notes among bidders, would be based in whole or in part on the results of the Internet bidding process or auction. Many variations of the Internet auction or pricing and allocating systems are likely to be developed in the future, and we may utilize such systems in connection with the sale of Senior Notes. We will describe in the related supplement to this prospectus how any auction or bidding process will be conducted to determine the price or any other terms of the Senior Notes, how potential investors may participate in the process and, when applicable, the nature of the underwriters' obligations with respect to the auction or ordering system.

EXPERTS

    Our annual consolidated financial statements and schedules incorporated in this prospectus by reference from our 2000 Annual Report on Form 10-K have been audited by Arthur Andersen LLP, independent public accounts, as indicated in their report with respect thereto, and are incorporated herein in reliance upon the authority of said firm as experts in giving said reports.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

    The aggregate estimated expenses, other than underwriting discounts and commissions, in connection with the issuance and distribution of the securities registered by this registration statement are as follows (all amounts except the Commission's filing fee are estimated):

Securities and Exchange Commission registration fee	$241,250
Stock Exchange listing fees	40,000
Accounting fees and expenses	50,000
Printing fees	150,000
Legal fees and expenses	150,000
Transfer Agent, Registrar and Trustee fees	50,000
Total	$681,250

Item 15. Indemnification of Directors and Officers.

    Section 145 of the Delaware General Corporation Law confers broad powers upon corporations incorporated in that state with respect to indemnification of any person against liabilities incurred by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other business entity. The provisions of Section 145 are not exclusive of any other rights to which those seeking indemnification may be entitled under any bylaw, agreement or otherwise.

    The Certificate of Incorporation of the registrant contains a provision that eliminates the personal liability of the registrant's directors to the registrant or its stockholders for monetary damages for breach of fiduciary duty to the fullest extent permitted by the Delaware General Corporation Law.

    The registrant has a dual phase insurance policy providing directors and officers with indemnification, subject to certain exclusions and to the extent not otherwise indemnified by the registrant, against loss (including expenses incurred in the defense of actions, suits or proceedings in connection therewith) arising from any negligent act, error, omission or breach of duty while acting in their capacity as directors and officers of the registrant. The policy also reimburses the registrant for liability incurred in the indemnification of its directors and officers.

    The Bylaws of the registrant entitle officers and directors to be indemnified by the registrant against costs or expenses, attorneys' fees, judgments, fines and amounts paid in settlement that are actually and reasonably incurred in connection with an action, suit or proceeding, including actions brought by or in the right of the registrant, to which such persons are made or threatened to be made a party, by reasons of their being a director or officer. Such right, however, may be made only as authorized by (i) a majority vote of a quorum of disinterested directors, or (ii) if such quorum is not obtainable or, if obtainable, a majority thereof so directs, by independent legal counsel, or (iii) by the stockholders of the registrant, upon a determination that the person seeking indemnification acted in good faith and in the manner that he or she reasonably believed to be in or not opposed to the registrant's best interest, or, if the action is criminal in nature, upon a determination that the person seeking indemnification had no reasonable cause to believe that such person's conduct was unlawful. This provision also requires the registrant, upon authorizations by the board of directors, to advance costs and expenses, including attorneys' fees, reasonably incurred in defending such actions; provided, that any person seeking such an advance must first provide the registrant with an undertaking to repay any amount as to which it may be determined such person is not entitled.

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Item 16. Exhibits.

Exhibit		Description
1	(a)	Form of Purchase Agreement for Senior Notes.
1	(b)	Form of Purchase Agreement for Common Stock.
4	(a)*	Certificate of Incorporation (Exhibit 3(a)(1) to UtiliCorp United Inc.'s Quarterly Report on Form 10-Q for the quarter ended March 31, 2001).
4	(b)*	Bylaws (Exhibit 3.1 to UtiliCorp United Inc.'s Quarterly Report on Form 10-Q for the quarter ended June 30, 1998).
4	(c)*	Twentieth Supplemental Indenture, dated as of May 26, 1989, Supplemental to Indenture of Mortgage and Deed of Trust, dated July 1, 1951. (Exhibit 4(d) to Registration Statement No. 33-45382).tiliCorp United's Current Report on Form 8-K, dated November 30, 1990).
4	(d)	Indenture, dated as of August 24, 2001, between UtiliCorp United Inc. and BankOne Trust Company, N.A. as Trustee.
4	(e)*	Form of Rights Agreement between UtiliCorp United Inc. and First Chicago Trust Company of New York, as Rights Agent. (Exhibit 4 to UtiliCorp United Inc.'s Quarterly Report on Form 10-Q for the period ended September 30, 1996).
5		Opinion of Leslie J. Parrette, Jr.
12		Computation of Ratio of Earnings to Fixed Charges.
23	(a)	Consent of Arthur Andersen LLP, Kansas City, Missouri.
23	(b)	Consent of Leslie J. Parrette, Jr. (included in Exhibit 5).
24		Powers of Attorney (included in signature page to this registration statement).
25		Form T-1 Statement of Eligibility of Trustee.

*
Incorporated by reference pursuant to Rule 411(c).

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Item 17. Undertakings.

    The undersigned registrant hereby undertakes:

    (1) To file, during the period in which offers or sales are being made, a post-effective amendment to this registration statement:

  (i)
  To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

  (ii)
  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

  (iii)
  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

    (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (4) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant of the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kansas City, State of Missouri, on August 21, 2001.

UTILICORP UNITED INC.
By:	/s/ DAN STREEK Dan Streek Chief Financial Officer (Principal Financial and Accounting Officer)

    The undersigned directors of UtiliCorp United Inc. appoint Richard C. Green, Jr. and Leslie J. Parrette, Jr. our true and lawful attorneys with power to each of them to sign for us this registration statement and any and all amendments to this registration statement, and generally do all such things in our names and in our capacities as directors to enable UtiliCorp United Inc. to comply with the provisions of the Securities Act of 1933 and all requirements of the Securities and Exchange Commission in connection with this offering.

    Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below on August 21, 2001 by the following persons in the capacities indicated:

SIGNATURE	TITLE

/s/ RICHARD C. GREEN, JR. Richard C. Green, Jr.	Chairman of the Board and Chief Executive Officer* (Principal Executive Officer)
/s/ DAN STREEK Dan Streek	Chief Financial Officer (Principal Financial and Accounting Officer)
/s/ ROBERT K. GREEN Robert K. Green	President, Chief Operating Officer and Director*
/s/ JOHN R. BAKER John R. Baker	Director*
/s/ IRVINE O. HOCKADAY Irvine O. Hockaday	Director*
/s/ STANLEY O. IKENBERRY Stanley O. Ikenberry	Director*
/s/ ROBERT F. JACKSON, JR. Robert F. Jackson, Jr.	Director*
/s/ L. PATTON KLINE L. Patton Kline	Director*
/s/ HERMAN CAIN Herman Cain	Director*
*
A majority of the board of directors

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INDEX TO EXHIBITS

Exhibit		Description
1	(a)	Form of Purchase Agreement for Senior Notes.
1	(b)	Form of Purchase Agreement for Common Stock.
4	(a)*	Certificate of Incorporation (Exhibit 3(a)(1) to UtiliCorp United Inc.'s Quarterly Report on Form 10-Q for the quarter ended March 31, 2001).
4	(b)*	Bylaws (Exhibit 3.1 to UtiliCorp United Inc.'s Quarterly Report on Form 10-Q for the quarter ended June 30, 1998).
4	(c)*	Twentieth Supplemental Indenture, dated as of May 26, 1989, Supplemental to Indenture of Mortgage and Deed of Trust, dated July 1, 1951. (Exhibit 4(d) to Registration Statement No. 33-45382).
4	(d)	Indenture, dated as of August 24, 2001, between UtiliCorp United Inc. and BankOne Trust Company, N.A. as Trustee.
4	(e)*	Form of Rights Agreement between UtiliCorp United Inc. and First Chicago Trust Company of New York, as Rights Agent. (Exhibit 4 to UtiliCorp United Inc.'s Quarterly Report on Form 10-Q for the period ended September 30, 1996).
5		Opinion of Leslie J. Parrette, Jr.
12		Computation of Ratio of Earnings to Fixed Charges.
23	(a)	Consent of Arthur Andersen LLP, Kansas City, Missouri.
23	(b)	Consent of Leslie J. Parrette, Jr. (included in Exhibit 5).
24		Powers of Attorney (included in signature page to this registration statement).
25		Form T-1 Statement of Eligibility of Trustee.

*
Incorporated by reference pursuant to Rule 411(c).

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ABOUT THIS PROSPECTUS
WHERE YOU CAN FIND MORE INFORMATION
THE COMPANY
USE OF PROCEEDS
RATIO OF EARNINGS TO FIXED CHARGES
DESCRIPTION OF COMMON STOCK
DESCRIPTION OF SENIOR NOTES
PLAN OF DISTRIBUTION
EXPERTS
PART II INFORMATION NOT REQUIRED IN PROSPECTUS
SIGNATURES
INDEX TO EXHIBITS